UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): April 9, 2011

Homeowners Choice, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2340 Drew Street, Suite 200

Clearwater, Florida 33765

(Address of Principal Executive Offices)

(727) 213-3600

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5      Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors

On April 9, 2011, our board of directors elected Harish Patel to the board of directors, filling a vacancy among the Class A directors. Harish Patel has no familial relationship to Paresh Patel, our chairman of the board. No arrangement or understanding exists between Harish Patel and any other person in connection with his selection to serve on the board of directors. He has no direct or indirect interest in any material transaction in which the company has participated or intends to participate. He will serve on the company’s audit committee. Harish Patel has considerable business experience, including experience involving software development and healthcare.

On April 9, 2011, director Krishna Persaud notified the board of directors that he does not intend to stand for re-election at the company’s next meeting of the shareholders. In delivering his notice, Mr. Persaud cited other business interests and the time commitment his directorship requires, including the travel distance between his home in Ft. Lauderdale, Florida and the company’s headquarters in Clearwater, Florida. Mr. Persaud remains a large shareholder of the company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 12, 2011.

HOMEOWNERS CHOICE, INC.

BY:	/s/ Richard R. Allen
Name:	Richard R. Allen
Title:	Chief Financial Officer

A signed original of this Form 8-K has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.